  As filed with the Securities and Exchange Commission on February 10, 1998.
                                                   Registration No. ____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                               ----------------

                         CHART HOUSE ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                33-0147725
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation of organization)

                            115 South Acacia Avenue
                        Solana Beach, California  92075
                   (Address of principal executive offices)

                         CHART HOUSE ENTERPRISES, INC.
                   STOCK OPTION AGREEMENT DATED MAY 19, 1997
                           (Full title of the plans)

                               RICHARD D. TIPTON
              Vice President - Legal Affairs and General Counsel
                         Chart House Enterprises, Inc.
                            115 South Acacia Avenue
                        Solana Beach, California  92075
                                (619) 755-8281
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of securities         Amount to       Proposed maximum offering price   Proposed maximum aggregate       Amount of
 to be registered         be registered               per share (2)                 offering price          registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $.01 per share

                   Total  100,000 shares(1)               $6.75                        $675,000                   $200
================================================================================================================================

(1) The shares of Common Stock, $.01 par value, of the Registrant ("Common Stock") being registered hereby are comprised of 100,000 shares which may become issuable pursuant to a Stock Option Agreement dated May 19, 1997 between the Registrant and F. Philip Handy (the "Agreement").

(2) The maximum offering price per share is based upon the exercise price set forth in the Agreement.

================================================================================

                                    PART II
                                    -------

                INFORMATION REQUIRED IN REGISTRATION STATEMENT
                ----------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), filed (file number 1-9684) with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 30, 1996.

          (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, June 30, and September 29, 1997.

          (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 20, 1989 including any amendment or report filed for the purpose of updating such description.

          All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          The Certificate of Incorporation of the Company, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

          Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification discussed above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that any person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such officer or director is not entitled to be indemnified by the corporation as authorized in Section 145 of the Delaware General Corporation Law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 of the Delaware General Corporation Law is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify such person is provided by Section 145 of the Delaware General Corporation Law.

          The Bylaws of the Company provide that (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; and (iv) the stockholders and directors of the Company may not retroactively amend the Bylaw provisions relating to the indemnification of officers and directors of the Company in a way which is adverse to its officers or directors or former officers and directors. Moreover, the Bylaws provide that the Company must maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such loss, expense or liability whether or not the Company would have the power to indemnify such person against such loss, expense or liability. The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. In addition, the Bylaws authorize the Company to enter into indemnification agreements with its directors, officers, employees or agents. Although the Company has no present intention of entering into indemnification agreements, it may do so in the future.


Item 7.   Exemption from Registration
          ---------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

          The following is a list of exhibits filed as part of this Registration Statement. Items marked with an asterisk are filed herewith. Where so indicated, exhibits which were previously filed are incorporated by reference.

      Exhibit                                       Description
      -------                                       -----------
          4.1                Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated by reference to an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, dated October 6,
                             1987, Registration No. 33-16795.

          4.2                Certificate of Amendment of Restated Certificate of Incorporation of the Company, is hereby incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 dated
                             October 14, 1989, Registration No. 33-30089.

          4.3                By-laws of the Company, as amended, are hereby incorporated by reference to an exhibit to the Company's
                             Registration Statement on Form S-1 dated August 27, 1987, Registration No. 33-16795.

          4.4                Second Amended and Restated Credit Amendment dated as of June 27, 1997 among Chart House, Inc., as borrower, the Company and Big Wave, Inc., as guarantors, and BancBoston, N.A., as agent, and Sumitomo
                             Bank of California, as security agent, is hereby incorporated by reference to Exhibit 10.1(1) to the
                             Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

        * 4.5                Stock Option Agreement dated May 19, 1997

        * 5                  Opinion of Richard D. Tipton, General Counsel to the Company

        *23.1                Consent of Arthur Andersen LLP

        *23.2                Consent of Richard D. Tipton, General Counsel to the Company
                             (included in Exhibit 5)

        *24                  Power of Attorney (included on the signature page of this
                             Registration Statement)

Item 9.   Undertakings
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on January 27, 1998.

                                        CHART HOUSE ENTERPRISES, INC., a
                                        Delaware corporation

                                        By:    /s/    F. PHILIP HANDY
                                           -------------------------------------
                                                      F. Philip Handy
                                             Acting Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

          Each person whose signature appears below constitutes and appoints F. Philip Handy, Richard D. Tipton and James C. Wendler and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. PHILIP HANDY
--------------------------------
    F. Philip Handy                    Acting Chief Executive Officer,      January 27, 1998
                                       (Principal Executive Officer);
                                       Director

/s/ JAMES C. WENDLER
-------------------------------
    James C. Wendler                   Vice President - Finance and Chief   January 27, 1998
                                       Financial Officer (Principal
                                       Financial Officer and Principal
                                       Accounting Officer)

/s/ WILLIAM M. DIEFENDERFER III
-------------------------------
    William M. Diefenderfer III        Director                             January 15, 1998

/s/ WILLIAM E. MAYER
-------------------------------
    William E. Mayer                   Director                             January 27, 1998

/s/ ARTHUR J. NAGLE
-------------------------------
    Arthur J. Nagle                    Director                             January 27, 1998

/s/ SAMUEL ZELL
-------------------------------
    Samuel Zell                        Director                             January 27, 1998

                                 EXHIBIT INDEX
                                 -------------

      Exhibit                                    Description
      -------                                    -----------
          4.1                Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated by reference to an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, dated October 6,
                             1987, Registration No. 33-16795.

          4.2                Certificate of Amendment of Restated Certificate of Incorporation of the Company, is hereby incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 dated
                             October 14, 1989, Registration No. 33-30089.

          4.3                By-laws of the Company, as amended, are hereby incorporated by reference to an exhibit to the Company's
                             Registration Statement on Form S-1 dated August 27, 1987, Registration No. 33-16795.

          4.4                Second Amended and Restated Credit Amendment dated as of June 27, 1997 among Chart House, Inc., as borrower, the Company and Big Wave, Inc., as guarantors, and BancBoston, N.A., as agent, and Sumitomo
                             Bank of California, as security agent, is hereby incorporated by reference to Exhibit 10.1(1) to the
                             Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

        * 4.5                Stock Option Agreement dated May 19, 1997

        * 5                  Opinion of Richard D. Tipton, General Counsel to the Company

        *23.1                Consent of Arthur Andersen LLP

        *23.2                Consent of Richard D. Tipton, General Counsel to the Company
                             (included in Exhibit 5)

        *24                  Power of Attorney (included on the signature page of this
                             Registration Statement)

Items marked with an asterisk are filed herewith.